As filed with the Securities and Exchange Commission on May 13, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Milestone Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Québec (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification Number)
1111 Dr. Frederik-Philips Boulevard, Suite 420
Montréal, Québec CA H4M 2X6
(514) 336-0444
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Joseph Oliveto
Chief Executive Officer
Milestone Pharmaceuticals USA Inc.
6210 Ardrey Kell Road
Suite 650
Charlotte, NC 28277
(514) 336-0444

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Ryan S. Sansom Cooley LLP 500 Boylston Street, 14th Floor Boston, MA 02116 (617) 937-2300	Francois Paradis Osler, Hoskin & Harcourt LLP 1000 De La Gauchetière Street West, Suite 1100 Montréal, Québec CA H3B 4W5 (514) 904-8100

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
We are filing this registration statement with the Securities and Exchange Commission, or the SEC, using a “shelf registration” process. Under this registered “shelf,” in the future, we may, from time to time, sell any combination of the securities described herein, in one or more offerings, up to a maximum offering price of $300,000,000.
This registration statement contains two prospectuses:
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a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $300,000,000 of our common shares, preferred shares, debt securities and/or warrants; and

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a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $100,000,000 of our common shares that may be issued and sold from time to time under a Controlled Equity OfferingSM Sales Agreement, or the sales agreement, with Cantor Fitzgerald & Co., as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the sales agreement will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $100,000,000 of common shares that may be offered, issued and sold under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the sales agreement, any portion of the $100,000,000 included in the sales agreement prospectus that is not previously sold is available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the sales agreement, the full $300,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 13, 2026
PROSPECTUS
$300,000,000
Common Shares
Preferred Shares
Debt Securities
Warrants
From time to time, we may offer and sell up to $300,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.
This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common shares trade on the Nasdaq Global Select Market under the symbol “MIST.” On May 12, 2026, the last reported sale price of our common shares was $1.90 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Select Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 5 of this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is            , 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $300,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making an investment decision.
Unless the context indicates otherwise, references in this prospectus to “Milestone,” “company,” “we,” “us” and “our” refer to Milestone Pharmaceuticals Inc.
Company Overview
We are a biopharmaceutical company focused on the development and commercialization of innovative cardiovascular medicines. Our approved product CARDAMYSTTM (etripamil) nasal spray is available in the United States and is the first and only U.S. Food and Drug Administration, or “FDA,” approved self-administered treatment for use by patients anywhere, anytime an attack of paroxysmal supraventricular tachycardia, or “PSVT,” occurs. We continue to seek, either directly or through collaboration with our partners, marketing approval from regulatory agencies responsible for regions outside the United States. We are also developing etripamil for the indication of atrial fibrillation with rapid ventricular rate, or “AFib-RVR.”
We are currently focusing our efforts and financial resources on (i) the commercialization of CARDAMYSTTM (etripamil) nasal spray for the treatment of PSVT, (ii) the development of etripamil for the treatment of AFib-RVR and (iii) corporate development activities that have the potential to increase company value through strategic collaborations.
Corporate Information
We were incorporated under the Canada Business Corporations Act in 2003 and continued under the Business Corporations Act (Québec) in 2017. Our principal executive offices are located at 1111 Dr. Frederik-Philips Blvd., Suite 420, Montréal, Québec, Canada H4M 2X6, and our telephone number is (514) 336-0444. In January 2017, we incorporated our wholly owned subsidiary, Milestone Pharmaceuticals USA, Inc., a Delaware corporation. Our U.S. offices are located at 6210 Ardrey Kell Rd, Suite 650, Charlotte, NC 28277 and our telephone number is (704) 848-5316. Our corporate website address is www.milestonepharma.com. Information contained on, or accessible through, our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million, or a non-affiliate public float in excess of $700 million, each as determined on an annual basis.
The Securities We May Offer
We may offer common shares, preferred shares, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total aggregate offering price of $300,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity;

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original issue discount, if any;

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rates and times of payment of interest or dividends, if any;

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redemption, conversion, exchange or sinking fund terms, if any;

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conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

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ranking;

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restrictive covenants, if any;

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voting or other rights, if any; and

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important U.S. federal income tax and Canadian federal income tax considerations.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
We may sell the securities directly to investors or indirectly through underwriters, dealers or agents. We, and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters, dealers or agents, we will include in the applicable prospectus supplement:
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the names of those underwriters, dealers or agents;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
Common Shares.   We may issue common shares from time to time. Under our articles, each holder of common shares is entitled to receive notice of, to attend and to vote at, all annual and special meetings of our shareholders. Each common share entitles the holder thereof to one vote at all meetings, other than meetings at which only holders of another particular class or series have the right to vote. Subject and subordinate to the prior rights and privileges of the holders of our preferred shares ranking before common shares, the holders of common shares are entitled to receive dividends as and when declared by our board of directors. Subject and subordinate to the prior payment to the holders of our preferred shares ranking before common shares, in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or other distribution of our assets among our shareholders for the purposes of winding-up our affairs, the holders of common shares are entitled to share pro rata in the distribution of our remaining property and assets. The holders of common shares have no preemptive, conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common shares. There is no provision in our articles requiring the holders of common shares to contribute additional capital or permitting or restricting the issuance of additional securities or any other material restrictions. The rights and privileges of the holders of common shares will be subject to and may be adversely affected by, the rights and privileges of the holders of any series of preferred shares that we may designate in the future or any other class or series of shares that may be created and that would rank senior to the common shares.

Preferred Shares.   Pursuant to our articles, we may issue preferred shares at any time and from time to time, in one or more series. Under our articles, we are authorized to issue, without shareholder approval, an unlimited number of preferred shares, issuable in one or more series, and, subject to the provisions of the Business Corporations Act (Québec), or the QBCA, having such designations, rights, privileges, restrictions and conditions, including dividend and voting rights and calculation methods, as our board of directors may determine, and such rights and privileges, including voting, dividend, asset distribution and return of capital rights, may be superior to those of the common shares. Any convertible preferred shares we may issue will be convertible into our common shares or exchangeable for our other securities. Conversion may be automatic, mandatory or at the holder’s option and would be at prescribed conversion rates.
If we sell any series of preferred shares under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred shares, as well as the qualifications, limitations or restrictions thereof, in the articles of amendment containing a description of such series. Before issuing a series of preferred shares, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any articles and certificates of amendment that describe the terms of the series of preferred shares that we are offering. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered, as well as the complete articles and certificates of amendment that contain the terms of the applicable series of preferred shares.
Debt Securities.   We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common shares or other securities. Conversion may be automatic, mandatory or at the holder’s option and would be at prescribed conversion rates.
The debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants.   We may issue warrants for the purchase of common shares, preferred shares and/or debt securities in one or more series. We may issue warrants independently or together with common shares, preferred shares and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2025, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward- looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated herein.
In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these statements.
Any statements in this prospectus, or incorporated by reference herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements include statements regarding:
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our expectations regarding the commercialization of CARDAMYST™ (etripamil) nasal spray for the conversion of acute symptomatic episodes of PSVT to sinus rhythm in adults as well as our plans to develop and commercialize our product candidates;

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the initiation, timing, progress, and results of our current and future clinical trials of etripamil, including our Phase 3 clinical trial of etripamil for the treatment of atrial fibrillation and rapid ventricular rate, and of our research and development programs;

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our ability to develop and, if approved by regulatory authorities, commercialize etripamil in China, Hong Kong, Macau, and Taiwan through our license agreement with Everest Medicines, formerly partnered with Corxel Pharmaceuticals;

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our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

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our ability to establish collaborations or obtain additional funding;

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our ability to obtain regulatory approval of our current products for new indications and/or of our future product candidates;

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our expectations regarding the potential market size and the rate and degree of market acceptance of etripamil and any future product candidates;

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our ability to fund our working capital requirements and expectations regarding the sufficiency of our capital resources;

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the implementation of our business model and strategic plans for our business, etripamil, and any future product candidates;

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our intellectual property position and the duration of our patent rights;

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developments or disputes concerning our intellectual property or other proprietary rights;

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our expectations regarding government and third-party payor coverage and reimbursement;

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our ability to compete in the markets we serve;

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the impact of government laws and regulations;

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developments relating to our competitors and our industry;

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the effects of international trade policies, including tariffs, sanctions, and trade barriers; and

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other factors that may impact our financial results; and other risks and uncertainties, including those listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the SEC.

The foregoing list of risks is not exhaustive. Other sections of this prospectus and the documents incorporated by reference herein may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward- looking statements.
In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward- looking statements.
Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we plan to invest these net proceeds in short-term, interest-bearing investments, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States.

DESCRIPTION OF SHARE CAPITAL
The following is a description of the material terms of our common shares and preferred shares as set forth in our articles. The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to our articles and all amendments thereto, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the QBCA.
General
Our share capital consists of an unlimited number of common shares, no par value per share, and an unlimited number of preferred shares, no par value per share.
Common Shares
Outstanding Shares
As of March 31, 2026, we had 117,794,417 common shares issued and outstanding, which were held by approximately 21 shareholders of record.
Voting Rights
Under our articles, each holder of common shares is entitled to receive notice of, to attend and to vote at all meetings of our shareholders, except meetings at which only holders of another particular class or series shall have the right to vote. At each such meeting at which a holder of common shares is entitled to vote, each common share shall entitle the holder thereof to one vote.
Dividends
Subject and subordinate to the prior rights of the holders of our preferred shares ranking before the common shares, the holders of common shares are entitled to receive dividends as and when declared by our board of directors.
Liquidation
Subject and subordinate to the prior payment to the holders of our preferred shares ranking before the common shares, in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders for the purposes of winding-up our affairs, the holders of common shares are entitled to share pro rata in the distribution of our remaining property and assets.
Rights and Preferences
The holders of common shares have no preemptive, conversion rights or other subscription rights.
There are no redemption or sinking fund provisions applicable to our common shares. There is no provision in our articles requiring the holders of common shares to contribute additional capital or permitting or restricting the issuance of additional securities or any other material restrictions. The rights, preferences and privileges of the holders of common shares will be subject to and may be adversely affected by, the rights of the holders of any series of preferred shares that we may designate in the future or any other class or series of shares that may be created and that would rank senior to the common shares.
Preferred Shares
We do not have any preferred shares issued and outstanding. Under our articles, we are authorized to issue, without shareholder approval, an unlimited number of preferred shares, issuable in one or more series, and, subject to the provisions of the QBCA, having such designations, rights, privileges, restrictions and conditions, including voting, dividend, asset distribution and return of capital rights, as our board of directors may determine, and such rights and privileges, including voting, dividend, asset distribution and return of capital rights, may be superior to those of the common shares.

Subject to the filing with the applicable enterprise registrar of the articles of amendment containing a description of such series of preferred shares and the issuance of the certificate of amendment by the enterprise registrar, preferred shares could be issued relatively quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the common shares and may adversely affect the voting power of holders of common shares and reduce the likelihood that common shareholders will receive dividend payments and payments upon liquidation, dissolution, winding-up or other distribution of assets.
Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred shares of each series that we offer under this prospectus and applicable prospectus supplements in the articles of amendment relating to that series. Before issuing a series of preferred shares, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any articles and certificate of amendment that describes the terms of such series of preferred shares. The description of such series of preferred shares in any applicable registration statement, prospectus supplement or report filed with the SEC will include, to the extent applicable:
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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price per share;

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the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our common shares or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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whether the preferred shares will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred shares;

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preemption rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred shares will be represented by depositary shares;

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a discussion of any material or special U.S. and Canadian federal income tax considerations applicable to the preferred shares;

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the relative ranking and preferences of the preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Section 191 of the QBCA provides for a general rule that a special resolution that favours certain shareholders of a class or series of shares or changes prejudicially the rights attaching to all the shares of a class or series of shares must be approved by the shareholders of that class or series. The same applies to a special resolution authorizing the articles to be amended in order to allow the board of directors to change prejudicially the rights attaching to all the shares of a class or series of shares without shareholder authorization. Such approval is given by a special resolution adopted separately by the holders of each class or series of shares concerned, whether or not the shares otherwise carry voting rights. Such approval is not required if (i) the special resolution changes prejudicially in the same manner the rights attaching to all the shares issued by the corporation or (ii) under the amendment to the articles authorized by the special resolution, it is only possible to change prejudicially the rights attaching to all the shares issued by the corporation. This general rule in Section 191 of the QBCA may give rise to separate class or series votes in addition to any other vote or approval requirement set out in the QBCA or the articles. Therefore, to the extent provided for in the QBCA, the holders of preferred shares or series of preferred shares, as holders of distinct class or series of shares, would in certain circumstances have the right to vote separately as a class or as a series, as the case may be.
Options
As of March 31, 2026, 13,146,497 common shares were issuable upon the exercise of outstanding options, at a weighted-average exercise price of $3.60 per common share.
Transfer Agent and Registrar
Our transfer agent and registrar for our common shares is Computershare Investor Services Inc., with an address of 650 de Maisonneuve Blvd W., 7th Floor, Montréal, Quebec, H3A 3T2.
Nasdaq Global Select Market Listing
Our common shares are listed on The Nasdaq Global Select Market under the trading symbol “MIST”.
Advance Notice Procedures and Shareholder Proposals
Under the QBCA, shareholders may make shareholder proposals for matters, including the nomination of a director, to be considered at the annual meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the QBCA. The notice must include information on the business the shareholder intends to bring before the meeting.
In addition, the QBCA and our bylaws require that shareholders provide us with advance notice of their intention to nominate any persons for election to our board of directors at a meeting of shareholders.
These provisions in the QBCA and our bylaws could have the effect of delaying the nomination of certain persons for director that are favored by the holders of a majority of our outstanding voting securities.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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the applicability of any guarantees;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common shares, preferred shares or debt securities and may be issued in one or more series.
Warrants may be offered and issued independently or together with common shares, preferred shares or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including, to the extent applicable:
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the title of such securities;

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the offering price or prices and aggregate number of warrants offered;

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the currency or currencies for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common shares or preferred shares, the number of shares of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

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the effect of any arrangement, amalgamation, merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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the terms of any rights to force the exercise of the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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a discussion of any material or special U.S. and Canadian federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common shares or preferred shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York, or, generally, with respect to, among other things, corporate law operations, in which case the QBCA may be applicable.

Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

MATERIAL DIFFERENCES BETWEEN THE BUSINESS CORPORATIONS ACT (QUÉBEC) AND THE DELAWARE GENERAL CORPORATION LAW
We are governed by the QBCA, which is generally similar to laws applicable to U.S. corporations. Significant differences between the QBCA and the Delaware General Corporation Law, or DGCL, which governs companies incorporated in the State of Delaware, include the differences summarized below. This summary is not an exhaustive review of the two statutes, and reference should be made to the full text of both statutes for particulars of the differences.
	Delaware	QBCA
Number and Election of Directors	Under the DGCL, the board of directors must consist of at least one director. The number of directors shall be fixed by the bylaws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall only be made by an amendment of the certificate of incorporation. Under the DGCL, directors are elected at annual stockholder meetings by plurality vote of the stockholders, unless a shareholder — adopted bylaw prescribes a different required vote.	Under the QBCA, the board of directors of a corporation must consist of at least three members, at least two of whom must not be officers or employees of the corporation or an affiliate of the corporation, so long as the corporation remains a “reporting issuer” for purposes of the QBCA, which includes a corporation that has made a distribution of securities to the public. Under the QBCA, directors are elected by the shareholders, in the manner and for the term, not exceeding three years, set out in the corporation’s bylaws. Our bylaws provide that our directors are elected at each annual meeting of shareholders at which such an election is required.
Removal of Directors	Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.	Under the QBCA, unless the articles of a corporation provide for cumulative voting (which is not the case for us), shareholders of the corporation may, by resolution passed by a majority of the vote cast thereon at a special meeting of shareholders, remove any or all directors from office and may elect any qualified person to fill the resulting vacancy.

	Delaware	QBCA
Vacancies on the Board of Directors	Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.	Under the QBCA, vacancies that exist on the board of directors may generally be filled by the board if the remaining directors constitute a quorum. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy. If the directors refuse or fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.
Board of Director Quorum and Vote Requirements
Under the DGCL, a majority of the total number of directors shall constitute a quorum for the transaction of business unless the certificate of incorporation or bylaws require a greater number. The bylaws may lower the number required for a quorum to one-third the number of directors, but no less.
Under the DGCL, the board of directors may take action by the majority vote of the directors present at a meeting at which a quorum is present unless the certificate of incorporation or bylaws require a greater vote.

Under the QBCA, subject to the corporation’s bylaws, a majority of the directors in office constitutes a quorum at any meeting of the board. Our bylaws also provide that a majority of the directors in office constitutes a quorum at any meeting of the board.
Under the QBCA, a quorum of directors may exercise all the powers of the directors despite any vacancy on the board.

Transactions with Directors and Officers	The DGCL generally provides that no transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (i) the material facts as to the director’s or officer’s interest and as to the transaction are known to	Under the QBCA, every director or officer of a corporation must disclose the nature and value of any interest he or she has in a contract or transaction to which the corporation is a party. For the purposes of this rule, “interest” means any financial stake in a contract or transaction that may reasonably be considered likely to influence decision-making. Furthermore, a proposed contract or a proposed transaction, including related negotiations, is considered a contract or transaction. In addition, a director or an officer must disclose any contract or transaction to which the corporation and any of the following are a party: (i) an associate of the director or officer; (ii) a group

Delaware	QBCA
the board of directors or the committee, and the board or committee in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum (ii) the material facts as to the director’s or officer’s interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the stockholders; or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.
of which the director or officer is a director or officer; or (iii) a group in which the director or officer or an associate of the director or officer has an interest. Such disclosure is required even for a contract or transaction that does not require approval by the board of directors. If a director is required to disclose his or her interest in a contract or transaction, such director is not allowed to vote on any resolution to approve, amend or terminate the contract or transaction or be present during deliberations concerning the approval, amendment or termination of such contract or transaction, unless the contract or transaction (i) relates primarily to the remuneration of the director or an associate of the director as a director, officer, employee or mandatory of the corporation or an affiliate of the corporation, (ii) is for indemnity or liability insurance under the QBCA, or (iii) is with an affiliate of the corporation, and the sole interest of the director is as a director or officer of the affiliate.
If a director or officer does not disclose his or her interest in accordance with the QBCA, or (in the case of a director) votes in respect of a resolution on a contract or transaction in which he or she is interested contrary to the QBCA, the corporation or a shareholder may ask the court to declare the contract or transaction null and to require the director or officer to account to the corporation for any profit or gain realized on it by the director or officer or the associates of the director or officer, and to remit the profit or gain to the corporation, according to the conditions the court considers appropriate. However, the contract or transaction may not be declared null if it was approved by the board of directors and the contract or transaction was in the interest of the corporation when it was approved,

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nor may the director or officer concerned, in such a case, be required to account for any profit or gain realized or to remit the profit or gain to the corporation. In addition, the contract or transaction may not be declared null if it was approved by ordinary resolution by the shareholders entitled to vote who do not have an interest in the contract or transaction, the required disclosure was made to the shareholders in a sufficiently clear manner and the contract or transaction was in the best interests of the corporation when it was approved, and if the director or officer acted honestly and in good faith, he or she may not be required to account for the profit or gain realized and to remit the profit or gain to the corporation.
Limitation on Liability of Directors
Under the DGCL, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:
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breach of the director’s duty of loyalty to the corporation or its stockholders;

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acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

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intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•
for any transaction from which the director derived an improper personal benefit.

The QBCA does not permit the limitation of a director’s liability as the DGCL does.
Indemnification of Directors and Officers	The DGCL permits indemnification for derivative suits only for expenses (including legal fees) and only if the person is not found liable, unless a	Under the QBCA, a corporation must indemnify a director or officer, a former director or officer or a person who acts or acted at the

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court determines the person is fairly and reasonably entitled to the indemnification.
corporation’s request as a director or officer, or an individual acting in a similar capacity of another group (who is referred to in this document as an indemnifiable person) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnifiable person on the exercise of the person’s functions or arising from any investigative or other proceeding in which the person is involved if:
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the person acted honestly and loyally in the interest of the corporation or other group, and

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in the case of a proceeding enforceable by a monetary penalty, the person had reasonable grounds for believing the person’s conduct was lawful.

The QBCA also provides that a corporation must advance moneys to an indemnifiable person for the costs, charges and expenses incurred in connection with such proceeding.
In the case of a derivative action, indemnity may be made only with court approval.

Call and Notice of Shareholder Meetings	Under the DGCL, an annual or special stockholder meeting is held on such date, at such time and at such place as may be designated by the board of directors or any other person authorized to call such meeting under the corporation’s certificate of incorporation or bylaws. If an annual meeting for election of directors is not held on the date designated or an action by written consent to elect directors in lieu of an annual meeting has not been taken within 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the later of the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the	Under the QBCA, an annual meeting of shareholders must be held no later than 15 months after holding the last preceding annual meeting. Under the QBCA, the directors of a corporation may call a special meeting at any time. In addition, holders of not less than 10% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition.

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Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.
Shareholder Action by Written Consent	Under the DGCL, a majority of the stockholders of a corporation may act by written consent without a meeting unless such action is prohibited by the corporation’s certificate of incorporation.	Under the QBCA, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.
Shareholder Nominations and Proposals	Not applicable.
Under the QBCA, a shareholder entitled to vote at a shareholders’ meeting may submit a shareholder proposal relating to matters which the shareholder wishes to propose and discuss at an annual shareholders’ meeting and, subject to such shareholder’s compliance with the prescribed time periods and other requirements of the QBCA pertaining to shareholder proposals, the corporation is required to include such proposal in the information circular pertaining to any annual meeting at which it solicits proxies, subject to certain exceptions. Notice of such a proposal must be provided to the corporation at least 90 days before the anniversary date of the notice of meeting for the last annual shareholders’ meeting.
In addition, the QBCA requires that any shareholder proposal that includes nominations for the election of directors must be signed by one or more holders of shares representing in the aggregate not less than five per cent of the shares or five per cent of the shares of a class of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented.
Our bylaws require shareholders wishing to nominate directors or propose business for a meeting of shareholders to give timely advance notice in writing, as described in our bylaws.

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Shareholder Quorum and Vote Requirements	Under the DGCL, quorum for a stock corporation is a majority of the shares entitled to vote at the meeting unless the certificate of incorporation or bylaws specify a different quorum, but in no event may a quorum be less than one-third of the shares entitled to vote. Unless the DGCL, certificate of incorporation or bylaws provide for a greater vote, generally the required vote under the DGCL is a majority of the shares present in person or represented by proxy, except for the election of directors which requires a plurality of the votes cast.	Under the QBCA, unless the bylaws otherwise provide, the holders of a majority of the shares of a corporation entitled to vote at a meeting of shareholders, whether present in person or represented by proxy, constitute a quorum.
Amendment of Certificate of Incorporation	Generally, under the DGCL, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote is required to approve a proposed amendment to the certificate of incorporation, following the adoption of the amendment by the board of directors of the corporation, provided that the certificate of incorporation may provide for a greater vote. Under the DGCL, holders of outstanding shares of a class or series are entitled to vote separately on an amendment to the certificate of incorporation if the amendment would have certain consequences, including changes that adversely affect the rights and preferences of such class or series.	Under the QBCA, amendments to the articles generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution. Specified amendments may also require the separate approval of other classes of shares. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote.
Amendment of Bylaws	Under the DGCL, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal bylaws shall be vested in the stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, provide that bylaws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the bylaws.	Under the QBCA, the directors may, by resolution, make, amend or repeal any bylaws that regulates the business or affairs of the corporation. Where the directors make, amend or repeal a bylaw, they are required under the QBCA to submit that action to the shareholders at the next meeting of shareholders and the shareholders may ratify, reject or amend that action by simple majority, or ordinary resolution. If the action is rejected by shareholders, or the directors of a corporation do not submit the action to the shareholders at the next meeting of

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shareholders, the action in respect of the bylaws will cease to be effective, and no subsequent resolution of the directors to make, amend or repeal a bylaw having substantially the same purpose or effect will be effective until it is confirmed.
Votes on Amalgamations, Mergers, Consolidations and Sales of Assets	The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, the adoption of a merger agreement requires the approval of a majority of the outstanding stock of the corporation entitled to vote thereon.
Under the QBCA, certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances and sales, leases or exchanges of the property of a corporation if as a result of such alienation the corporation would be unable to retain a significant part of its business activities, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by “special resolution.”
A “special resolution” is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution. In specified cases, a special resolution to approve the extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

Dissenter’s Rights of Appraisal	Under the DGCL, a stockholder of a Delaware corporation generally has the right to dissent to a, merger or consolidation in which the Delaware corporation is participating, subject to specified procedural requirements, including that such dissenting stockholder does not vote in favor of the merger or consolidation. However, the DGCL does not confer appraisal rights, in certain circumstances, including if the dissenting stockholder owns shares traded on a national securities exchange and will
The QBCA provides that shareholders of a corporation are entitled to exercise dissent rights (called “the right to demand the repurchase of shares”) and to be paid the fair value of their shares in connection with specified matters, including:
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a squeeze out transaction;

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amalgamation with another corporation (other than with certain affiliated corporations);

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amendment to the corporation’s articles to add, change or

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receive publicly traded shares in the merger or consolidation. Under the DGCL, a stockholder asserting appraisal rights does not receive any payment for his or her shares until the court determines the fair value or the parties otherwise agree to a value. The costs of the proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances.
remove any provisions restricting or constraining the transfer of shares;
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amendment to the corporation’s articles to add, change or remove any restriction upon the businesses or businesses that the corporation may carry on;

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continuance under the laws of another jurisdiction;

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alienation of the property of the corporation or of its subsidiaries if, as a result of such alienation, the corporation is unable to retain a significant part of its business activity;

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a court order permitting a shareholder to exercise his right to demand the repurchase of his shares in connection with an application to the court for an order approving an arrangement proposed by the corporation;

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certain amendments to the articles of a corporation which require a separate class or series vote by a holder of shares of any class or series.

Oppression Remedy	The DGCL does not provide for a similar remedy.
The QBCA provides an oppression remedy (called “rectification of abuse of power or iniquity”) that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to the interests of any securityholder, director or officer of the corporation if an application is made to a court by an “applicant”. An “applicant” with respect to a corporation means any of the following:
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a present or former registered holder or beneficiary of securities of the corporation or any of its affiliates;

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a present or former officer or director of the corporation or any of its affiliates; and

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•
any other person who in the discretion of the court has the interest required to make the application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of those legal and equitable rights. Furthermore, the court may order a corporation to pay the interim expenses of an applicant seeking an oppression remedy, but the applicant may be held accountable for interim costs on final disposition of the complaint (as in the case of a derivative action as described in “Shareholder Derivative Actions” below).

Shareholder Derivative Actions	Under the DGCL, stockholders may bring derivative actions on behalf of, and for the benefit of the corporation. The plaintiff in a derivative action on behalf of the corporation either must be or have been a stockholder of the corporation at the time of the transaction or must be a stockholder who became a stockholder by operation of law in the transaction regarding which the stockholder complains. A stockholder may not sue derivatively on behalf of the corporation unless the stockholder first makes demand on the corporation that it bring suit and the demand is refused, unless it is shown that making the demand would have been a futile act.
Under the QBCA, a shareholder of a corporation may apply to a Québec court for leave to bring an action in the name of, and on behalf of, the corporation or any subsidiary, or to intervene in an existing action to which the corporation or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the corporation or its subsidiary. Under the QBCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that:
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the shareholder has given the required 14-day notice to the directors of the corporation or the subsidiary of the shareholder’s intention to apply to the court if the directors do not bring, diligently prosecute or defend or discontinue the action;

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•
the shareholder is acting in good faith; and

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it appears to be in the interests of the corporation or the relevant subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the QBCA, the court in a derivative action may make any order it thinks fit. In addition, under the QBCA, a court may order the corporation or its relevant subsidiary to pay the shareholder’s interim costs, including reasonable legal fees and disbursements.

Anti-Takeover and Ownership Provisions	Unless an issuer opts out of the provisions of Section 203 of the DGCL, Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with a holder of 15% or more of the corporation’s voting stock (as defined in Section 203), referred to as an interested stockholder, for a period of three years after the date of the transaction in which the interested stockholder became an interested stockholder, except as otherwise provided in Section 203. For these purposes, the term “business combination” includes mergers, assets sales and other similar transactions with an interested stockholder.
While the QBCA does not contain specific anti- takeover provisions with respect to “business combinations,” rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61 – 101 — Protection of Minority Security Holders in Special Transactions, or Multilateral Instrument 61-101, contain requirements in connection with, among other things, “related party transactions” and “business combinations”, including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.
The term “related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

Delaware	QBCA
Multilateral Instrument 61 – 101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction including related to the valuation. Multilateral Instrument 61 – 101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.
We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:
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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non- global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:
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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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if we notify any applicable trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.
Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of any underwriters, dealers or agents, if any;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by an overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to any offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters or agents who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus, and any supplement thereto, is being delivered and certain legal matters with respect to Canadian law will be passed upon by Osler, Hoskin & Harcourt LLP, Montréal, Canada. Certain matters in respect of U.S. securities laws may be opined upon by Cooley LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
You may read our SEC filings, including this registration statement, over the Internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and we must file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available on the website of the SEC referred to above. We also maintain a website at www.milestonepharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-38899. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document:
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our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 20, 2026;

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the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 20, 2026, from our Definitive Proxy Statement on Schedule 14A relating to our 2026 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2026;

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our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, which was filed with the SEC on May 13, 2026;

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our Current Reports on Form 8-K filed with the SEC on January 6, 2026, January 13, 2026 and January 26, 2026, to the extent the information in such reports is filed and not furnished; and

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the description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 6, 2019, including any amendments or reports filed for the purposes of updating this description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Milestone Pharmaceuticals Inc., Attn: Company Secretary; 1111 Dr. Frederik-Philips Boulevard, Suite 420, Montréal, Québec, Canada H4M 2X6.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated May 13, 2026.
PROSPECTUS
(To Prospectus Dated            , 2026)
Up to $100,000,000
Common Shares
We have entered into a Controlled Equity OfferingSM Sales Agreement, or the sales agreement, with Cantor Fitzgerald & Co., or Cantor, dated May 13, 2026, relating to the sale of our common shares offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus, we may offer and sell common shares having an aggregate offering price of up to $100,000,000 from time to time through Cantor, acting as our sales agent.
Our common shares are listed on The Nasdaq Stock Market LLC, or Nasdaq, under the trading symbol “MIST.” On May 12, 2026, the last reported sale price of our common shares on Nasdaq was $1.90 per share.
Sales of our common shares, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cantor is not required to sell any specific number or dollar amount of our common shares, but will act as our sales agent and use commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with its normal sales and trading practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Cantor will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of up to 3.0% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page 12 for additional information regarding Cantor’s compensation. In connection with the sale of our common shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act.
We are a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Summary — Implications of Being a Smaller Reporting Company and a Non-Accelerated Filer.”
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors,” beginning on page 5 of this prospectus and the other documents that are incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Cantor
The date of this prospectus is            , 2026.

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ABOUT THIS PROSPECTUS
This document is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, and is in two parts. Under the shelf registration statement we may offer shares of our common shares, preferred shares, debt securities and warrants, including common shares or preferred shares upon conversion of debt securities, common shares upon conversion of preferred shares, or common shares, preferred shares or debt securities upon the exercise of warrants, having an aggregate offering price of up to a total dollar amount of $300,000,000. Under this prospectus, we may offer common shares having an aggregate offering price of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.
This prospectus describes the terms of this offering of our common shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor Cantor have authorized any person to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus. We and Cantor take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The information contained in this prospectus or incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus including the documents incorporated by reference herein in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.
We are not, and Cantor is not, making an offer to sell our shares in any jurisdiction where the offer and sale is not permitted. The distribution of this prospectus and this offering in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Milestone,” “company,” “we,” “us” and “our” or similar references refer to Milestone Pharmaceuticals Inc. and its consolidated subsidiary.

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PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus and under similar headings in our most recently filed Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus along with our consolidated financial statements and notes to those consolidated financial statements, before making an investment decision.
Unless the context indicates otherwise, references in this prospectus to “Milestone,” “company,” “we,” “us” and “our” refer to Milestone Pharmaceuticals Inc. and its wholly owned subsidiary Milestone Pharmaceuticals USA Inc.
Company Overview
We are a biopharmaceutical company focused on the development and commercialization of innovative cardiovascular medicines. Our approved product CARDAMYSTTM (etripamil) nasal spray is available in the United States and is the first and only U.S. Food and Drug Administration, or “FDA,” approved self-administered treatment for use by patients anywhere, anytime an attack of paroxysmal supraventricular tachycardia, or “PSVT,” occurs. We continue to seek, either directly or through collaboration with our partners, marketing approval from regulatory agencies responsible for regions outside the United States. We are also developing etripamil for the indication of atrial fibrillation with rapid ventricular rate, or “AFib-RVR.”
We are currently focusing our efforts and financial resources on (i) the commercialization of CARDAMYSTTM (etripamil) nasal spray for the treatment of PSVT, (ii) the development of etripamil for the treatment of AFib-RVR and (iii) corporate development activities that have the potential to increase company value through strategic collaborations.
Corporate Information
We were incorporated under the Canada Business Corporations Act in 2003 and continued under the Business Corporations Act (Québec) in 2017. Our principal executive offices are located at 1111 Dr. Frederik-Philips Blvd., Suite 420, Montréal, Québec, Canada H4M 2X6, and our telephone number is (514) 336-0444. In January 2017, we incorporated our wholly owned subsidiary, Milestone Pharmaceuticals USA, Inc., a Delaware corporation. Our U.S. offices are located at 6210 Ardrey Kell Rd, Suite 650, Charlotte, NC 28277 and our telephone number is (704) 848-5316. Our corporate website address is www.milestonepharma.com. Information contained on, or accessible through, our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.
Implications of Being a Smaller Reporting Company and a Non-Accelerated Filer
We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, or the Exchange Act, meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year for which audited financial statements are available as of the determination date and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding

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executive compensation. If investors consider our common shares less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common shares and our share price may be more volatile.
Additionally, as a non-accelerated filer, we may continue to rely on the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended.

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THE OFFERING
Common Shares Offered by Us
Common shares having an aggregate offering price of up to $100,000,000.
Common Shares to be Outstanding After This Offering
Up to 170,425,995 common shares, assuming sales of 52,631,578 common shares in this offering at an assumed offering price of $1.90 per share, which was the last reported sale price of our common shares on Nasdaq on May 12, 2026. The actual number of shares issued will vary depending on the sales prices at which our common shares are sold under this offering.
Plan of Distribution
“At the market offering” that may be made from time to time through our sales agent, Cantor. See “Plan of Distribution” on page 12 of this prospectus.
Use of Proceeds
We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes. See “Use of Proceeds” on page 11 of this prospectus.
Risk Factors
Investing in our common shares involves significant risks. See “Risk Factors” on page 5 of this prospectus, and under similar headings in other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus.
Nasdaq Stock Market LLC Symbol
“MIST”
The number of our common shares to be outstanding after this offering is based on an aggregate of 117,794,417 common shares outstanding as of March 31, 2026, and excludes the following:
•
13,146,497 common shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $3.60 per share;

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1,482,710 common shares reserved for future issuance under our 2019 Equity Incentive Plan, or the 2019 Plan, as well as any future increases in the number of common shares reserved for issuance under the 2019 Plan;

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671,000 common shares reserved for future issuance under our 2021 Inducement Plan, or the 2021 Plan, as well as any future increases in the number of common shares reserved for issuance under the 2021 Plan;

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2,145,794 common shares reserved for future issuance under our 2019 Employee Share Purchase Plan, or the ESPP, as well as any future increases in the number of common shares reserved for issuance under the ESPP;

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16,412,925 common shares issuable upon the exercise of outstanding pre-funded warrants, at an exercise price of $0.001 per share;

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up to 16,613,940 common shares, of which (a) 11,427,055 common shares are issuable upon the conversion of Milestone’s senior secured convertible promissory notes, or the Notes, and (b) 5,186,885 additional common shares, which represents the maximum number of additional common shares issuable in connection with an adjustment to the conversion rate of the Notes if a holder of Notes exercises its conversion right upon the occurrence of certain transactions;

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up to 15,705,662 common shares issuable upon the exercise of outstanding Series A common warrants, at an exercise price of $1.50 per share; and

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up to 34,335,669 common shares issuable upon the exercise of outstanding Series B common warrants, at an exercise price of $1.875 per share.

Except as otherwise indicated, all information in this prospectus assumes no exercise of outstanding options, pre-funded warrants or Notes after March 31, 2026.

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RISK FACTORS
Investing in our common shares involves a high degree of risk. Before deciding whether to invest in our common shares, you should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference into this prospectus in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our shares, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Additional Risks Related to This Offering
You may experience immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our common shares outstanding prior to this offering. Assuming that an aggregate of 52,631,578 of our common shares are sold at a price of $1.90 per share, the last reported sale price of our common shares on Nasdaq on May 12, 2026, for aggregate gross proceeds of $100,000,000, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $1.13 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2026 after giving effect to this offering at the assumed offering price. The exercise of outstanding share options would result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.
The actual number of shares we will issue and gross proceeds resulting from those sales in this offering, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to Cantor at any time throughout the term of the offering under this prospectus. The number of shares that are sold by Cantor after delivering an issuance notice will fluctuate based on the market price of the common shares during the sales period and limits we set with Cantor in any instruction to sell shares, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of shares or the gross proceeds to be raised in connection with those sales, if any, that will be ultimately issued.

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The common shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Our management will have broad discretion as to the use of the net proceeds from this offering and might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.
We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common shares.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering may contain forward-looking statements within the meaning of the federal securities laws about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, the documents incorporated by reference herein, or in any free writing prospectus that we have authorized for use in connection with this offering. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements include statements regarding:
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our expectations regarding the commercialization of CARDAMYST™ (etripamil) nasal spray for the conversion of acute symptomatic episodes of PSVT to sinus rhythm in adults as well as our plans to develop and commercialize our product candidates;

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the initiation, timing, progress, and results of our current and future clinical trials of etripamil, including our Phase 3 clinical trial of etripamil for the treatment of atrial fibrillation and rapid ventricular rate, and of our research and development programs;

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our ability to develop and, if approved by regulatory authorities, commercialize etripamil in China, Hong Kong, Macau, and Taiwan through our license agreement with Everest Medicines, formerly partnered with Corxel Pharmaceuticals;

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our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

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our ability to establish collaborations or obtain additional funding;

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our ability to obtain regulatory approval of our current products for new indications and/or of our future product candidates;

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our expectations regarding the potential market size and the rate and degree of market acceptance of etripamil and any future product candidates;

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our ability to fund our working capital requirements and expectations regarding the sufficiency of our capital resources;

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the implementation of our business model and strategic plans for our business, etripamil, and any future product candidates;

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our intellectual property position and the duration of our patent rights;

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developments or disputes concerning our intellectual property or other proprietary rights;

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our expectations regarding government and third-party payor coverage and reimbursement;

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our ability to compete in the markets we serve;

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the impact of government laws and regulations;

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developments relating to our competitors and our industry;

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the effects of international trade policies, including tariffs, sanctions, and trade barriers;

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other factors that may impact our financial results; and

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our anticipated use of proceeds from this offering.

The foregoing list of risks is not exhaustive. Other sections of this prospectus, the documents incorporated by reference herein, or in any free writing prospectus that we have authorized for use in connection with this offering may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.
In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the documents incorporated by reference herein, or in any free writing prospectus that we have authorized for use in connection with this offering, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” in this prospectus, as may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and discussed elsewhere in this prospectus, the documents incorporated by reference herein or in any free writing prospectus that we have authorized for us in connection with this offering. You should carefully review all of these factors. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, or the Securities Act, do not protect any forward-looking statements that we make in connection with this prospectus, the documents incorporated by reference herein, or in any free writing prospectus that we have authorized for us in connection with this offering.
This prospectus, the documents incorporated by reference herein, or in any free writing prospectus that we have authorized for us in connection with this offering may also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information.

8

DILUTION
Investors purchasing our common shares in this offering may experience substantial dilution in the net tangible book value of their common shares. Our historical net tangible book value as of March 31, 2026 was $34.8 million, or $0.30 per common share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of common shares outstanding as of March 31, 2026. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of common shares in this offering and the net tangible book value per share of our common shares immediately after this offering.
After giving effect to the sale of 52,631,578 common shares in this offering at an assumed public offering price of $1.90 per share, the last reported sale price of our common shares on Nasdaq on May 12, 2026, and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been $131.5 million, or $0.77 per share. This represents an immediate increase in net tangible book value of $0.47 per share to existing shareholders and immediate dilution of $1.13 per share to investors purchasing our common shares in this offering at the public offering price. The following table illustrates this dilution on a per share basis:
Assumed public offering price per share		$1.90
Net tangible book value per share as of March 31, 2026	$0.30
Increase in adjusted net tangible book value per share attributable to this offering	$0.47
As adjusted net tangible book value per share as of March 31, 2026, after giving effect to this offering		$0.77
Dilution per share to investors purchasing our common shares in this offering		$1.13
The table above assumes for illustrative purposes that an aggregate of 52,631,578 common shares are sold during the term of the sales agreement with Cantor at a price of $1.90 per share, the last reported sale price of our common shares on Nasdaq on May 12, 2026, for aggregate gross proceeds of $100.0 million. The shares subject to the sales agreement with Cantor are being sold from time to time at various prices. An increase of  $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.90 per share shown in the table above, assuming all of our common shares in the aggregate amount of $100.0 million during the term of the sales agreement with Cantor is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $0.86 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.04 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of  $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.90 per share shown in the table above, assuming all of our common shares in the aggregate amount of $100.0 million during the term of the sales agreement with Cantor is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $0.57 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.33 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.
The above discussion and table are based on 117,794,417 common shares outstanding as of March 31, 2026, and exclude:
•
13,146,497 common shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $3.60 per share;

•
1,482,710 common shares reserved for future issuance under our 2019 Equity Incentive Plan, or the 2019 Plan, as well as any future increases in the number of common shares reserved for issuance under the 2019 Plan;

•
671,000 common shares reserved for future issuance under our 2021 Inducement Plan, or the 2021 Plan, as well as any future increases in the number of common shares reserved for issuance under the 2021 Plan;

9

•
2,145,794 common shares reserved for future issuance under our 2019 Employee Share Purchase Plan, or the ESPP, as well as any future increases in the number of common shares reserved for issuance under the ESPP;

•
16,412,925 common shares issuable upon the exercise of outstanding pre-funded warrants, at an exercise price of $0.001 per share;

•
up to 16,613,940 common shares, of which (a) 11,427,055 common shares are issuable upon the conversion of Milestone’s senior secured convertible promissory notes, or the Notes, and (b) 5,186,885 additional common shares, which represents the maximum number of additional common shares issuable in connection with an adjustment to the conversion rate of the Notes if a holder of Notes exercises its conversion right upon the occurrence of certain transactions;

•
up to 15,705,662 common shares issuable upon the exercise of outstanding Series A common warrants, at an exercise price of $1.50 per share; and

•
up to 34,335,669 common shares issuable upon the exercise of outstanding Series B common warrants, at an exercise price of $1.875 per share.

To the extent that outstanding options, pre-funded warrants or Notes outstanding as of March 31, 2026 have been or may be exercised, new options or other securities are issued under our equity incentive plans or other additional common shares issued, investors purchasing our common shares in this offering may experience further dilution. We will require more capital to pursue our preclinical and clinical activities, regulatory approval and the commercialization of our current or future drug candidates. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

10

USE OF PROCEEDS
We may issue and sell common shares having an aggregate offering price of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Cantor as a source of financing.
We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States.

11

PLAN OF DISTRIBUTION
We have entered into the sales agreement, with Cantor, under which we may offer and sell up to $100.0 million of our common shares from time to time through Cantor acting as our sales agent. Sales of our common shares, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell our common shares under the sales agreement, we will notify Cantor of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Cantor, unless Cantor declines to accept the terms of such notice, Cantor has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit offers to purchase the common shares under the terms and subject to the conditions set forth in the sales agreement. The obligations of Cantor under the sales agreement to sell our common shares are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Cantor is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Cantor a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our common shares under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Cantor for the fees and expenses of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $100,000 and certain ongoing fees and expenses. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Cantor under the terms of the sales agreement, will be approximately $250,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Cantor will provide written confirmation to us before the open on Nasdaq on the day following each day on which our common shares are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of our common shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Cantor against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Cantor may be required to make in respect of such liabilities.
The offering of our common shares pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten (10) trading days’ prior notice.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the SEC on May 13, 2026 and incorporated by reference in this prospectus.
Cantor and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Cantor may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Cantor may at any time hold long or short positions in such securities.
This prospectus may be made available in electronic format on a website maintained by Cantor, and Cantor may distribute this prospectus electronically.

12

LEGAL MATTERS
Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Cooley LLP. The validity of the issuance of our common shares offered in this prospectus will be passed upon for us by Osler, Hoskin & Harcourt LLP, Montréal, Canada. Certain legal matters in connection with this offering will be passed upon for the sales agent by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York, with respect to U.S. law, and by McCarthy Tétrault LLP, Toronto, Canada, with respect to Canadian law.

13

EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

14

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are incorporated under the laws of Canada and continued under the laws of the Province of Québec. Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.
In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

15

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
You may read our SEC filings, including this registration statement, over the Internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and we must file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available on the website of the SEC referred to above. We also maintain a website at www.milestonepharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

16

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows the Company to “incorporate by reference” the information that is filed by the Company with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The documents incorporated by reference are:
•
our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 20, 2026;

•
the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 20, 2026, from our Definitive Proxy Statement on Schedule 14A relating to our 2026 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2026;

•
our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, which was filed with the SEC on May 13, 2026;

•
our Current Reports on Form 8-K filed with the SEC on January 6, 2026, January 13, 2026 and January 26, 2026, to the extent the information in such reports is filed and not furnished; and

•
the description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 6, 2019, including any amendments or reports filed for the purposes of updating this description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information furnished pursuant to Item 2.02, Item 7.01 or Item 9.01 of any Current Report on Form 8-K (unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or otherwise specifically incorporate the information by reference into this prospectus or any other filing under the Securities Act or the Exchange Act), on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except as set forth in the parenthetical in the immediately preceding paragraph, nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of a prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to Milestone Investor Relations at Milestone Pharmaceuticals Inc., 1111 Dr. Frederik-Philips Boulevard, Suite 420, Montréal, Québec, Canada H4M 2X6, or send an email to Milestone Investor Relations at ir@milestonepharma.com. You may also find these documents in the “Investors & Media” section of our website, www.milestonepharma.com. The information on our website is not incorporated into this prospectus.

17

Up to $100,000,000
Common Shares
PROSPECTUS
Cantor
           , 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and FINRA filing fee.
SEC registration fee	$41,430
FINRA filing fee	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Transfer agent fees and expenses	(1)
Trustee fees and expenses	(1)
Printing and miscellaneous expenses	(1)
Total	$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.   Indemnification of Officers and Directors
Under the QBCA and our bylaws, we must indemnify our current or former directors and officers, agents or any other individuals who act or has acted at our request as a director or officer of a related entity, against all costs, charges and expenses reasonably incurred by such individual in connection with any civil, criminal, administrative, investigative or other proceeding in which such individual is involved because of his or her association with us or such a related entity. The QBCA also provides that we must also make an advance payment to such individual for costs, charges and expenses reasonably incurred in connection with such a proceeding, provided, however, that such individual shall repay such advance payment if he or she does not fulfill the conditions described below.
The QBCA provides for such indemnification if the following conditions are met:
•
the individual acted with honesty and loyalty in our interests, or, as the case may be, in the interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request;

•
in the case of a proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful; and

•
the individual was not judged by the court to have committed an intentional or gross fault.

In the case of actions by or on behalf of the Company, the Company may make such advance payments or indemnify such individuals against all costs, charges and expenses reasonably incurred by such individual in connection with such actions, only if (i) the person fulfills the conditions set forth above and (ii) a court approves such advance payments or indemnification.
The QBCA and our bylaws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and other agents and each person who acts or acted at our request as a director, officer or other agents or an individual acting in a similar capacity, of another entity.
In addition, we have entered, or intend to enter, into separate indemnity agreements with each of our directors and officers pursuant to which we agree to indemnify and hold harmless our directors and officers against any and all liability, loss, damage, cost or expense in accordance with the terms and conditions of the QBCA and our bylaws.

The Registrant has purchased and currently intends to maintain insurance on behalf of each and every person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
The underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder will provide for indemnification by any underwriters of any offering, our directors and officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.
Item 16.   Exhibits and Financial Statement Schedules
EXHIBIT INDEX
Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.
1.2	Controlled Equity OfferingSM Sales Agreement, by and between Milestone Pharmaceuticals Inc. and Cantor Fitzgerald & Co., dated May 13, 2026 (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38899), filed with the SEC on May 13, 2026).
3.1	Amended Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38899), filed with the SEC on May 15, 2019).
3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38899), filed with the SEC on May 15, 2019).
4.1	Form of Common Share Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230846), filed with the SEC on April 29, 2019).
4.2*	Form of Specimen Preferred Share Certificate and Certificate of Designation of Preferred Share.
4.3	Form of Indenture, between the Registrant and one or more trustees to be named.
4.4*	Form of Debt Securities.
4.5	Form of Common Share Warrant Agreement and Warrant Certificate.
4.6	Form of Preferred Share Warrant Agreement and Warrant Certificate.
4.7	Form of Debt Securities Warrant Agreement and Warrant Certificate.
5.1	Opinion of Osler, Hoskin & Harcourt LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1**	Statement of Eligibility of Trustee under the Indenture.
107	Filing Fee Table.

*
To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.

**
To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montréal, Province of Québec, Canada, on May 13, 2026.
MILESTONE PHARMACEUTICALS INC.
By:	/s/ Joseph Oliveto Joseph Oliveto President and Chief Executive Officer
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph Oliveto and Amit Hasija, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Joseph Oliveto Joseph Oliveto	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2026
/s/ Amit Hasija Amit Hasija	Chief Financial Officer and Executive Vice President of Corporate Development (Principal Financial Officer and Principal Accounting Officer)	May 13, 2026
/s/ Robert J. Wills Robert J. Wills	Chairman of the Board	May 13, 2026
/s/ Stuart Duty Stuart Duty	Director	May 13, 2026
/s/ Seth Fischer Seth Fischer	Director	May 13, 2026
/s/ Lisa M. Giles Lisa M. Giles	Director	May 13, 2026

Signature	Title	Date
/s/ Joseph Papa Joseph Papa	Director	May 13, 2026
/s/ Andrew Saik Andrew Saik	Director	May 13, 2026
/s/ Michael Tomsicek Michael Tomsicek	Director	May 13, 2026

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Milestone Pharmaceuticals Inc. has signed this registration statement or amendment thereto on the 13th day of May, 2026.
MILESTONE PHARMACEUTICALS INC.
By:	/s/ Joseph Oliveto Joseph Oliveto President and Chief Executive Officer